Exhibit 10.3
EXCHANGE AGREEMENT
dated as of February 19, 2025
by and among
ALTISOURCE S.À R.L.,
ALTISOURCE PORTFOLIO SOLUTIONS S.A.,
and
THE PARTICIPATING LENDERS

TABLE OF CONTENTS
Page
ARTICLE I DEFINITIONS    1
1.1.    Definitions    1
1.2.    Interpretation    6
ARTICLE II RELEASES    6
2.1.    Releases    6
2.2.    Representations and Warranties    6
2.3.    No Additional Representations and Warranties    6
2.4.    Releases of Unknown, Doubtful, or Disputed Claims    7
2.5.    Certain Limitations on Releases    7
2.6.    Covenant Not to Sue    8
ARTICLE III PURCHASE, RELEASE AND EXTINGUISHMENT    8
3.1.    Exchange Transactions    8
3.2.    Release and Discharge    8
3.3.    Tax Treatment    9
3.4.    Effective Date    9
ARTICLE IV REPRESENTATIONS AND WARRANTIES OF THE COMPANY PARTIES    9
4.1.    Authorization; Enforcement    9
4.2.    No Conflicts    10
4.3.    Filings, Consents and Approvals    10
4.4.    Exchange Stock    10
4.5.    Capitalization    10
4.6.    Acknowledgment Regarding Participating Lenders’ Purchase of Exchange Stock    11
4.7.    Exchange Transactions    11
4.8.    SEC Reporting and Related Matters    11
4.9.    Regulation M Compliance    12
4.10.    No Disqualification Events    12
4.11.    Other Covered Persons    12
4.12.    Notice of Disqualification Events    12
4.13.    Listing of Exchange Stock    13
4.14.    Investment Company Act    13
ARTICLE V REPRESENTATIONS AND WARRANTIES OF THE PARTICIPATING LENDERS    13
5.1.    Organization; Authority    13
    -i-

5.2.    Own Account    13
5.3.    Participating Lender Status    14
5.4.    Experience of Such Participating Lender    14
5.5.    General Solicitation    14
5.6.    Access to Information    14
5.7.    No Governmental Review    14
5.8.    No Conflicts    14
5.9.    Restricted Securities    15
5.10.    Legends    15
5.11.    No Legal, Tax or Investment Advice    15
5.12.    Residency    15
5.13.    Tax Matters    15
5.14.    No Brokers    15
ARTICLE VI OTHER AGREEMENTS OF THE PARTIES    15
6.1.    Lock-Up    15
6.2.    Exceptions    15
ARTICLE VII OTHER AGREEMENTS BETWEEN THE PARTIES    16
7.1.    Transfer Restrictions    16
7.2.    Furnishing of Information    18
7.3.    Integration    18
7.4.    Securities Laws Disclosure    18
7.5.    Non-Public Information    19
7.6.    Use of Proceeds    19
7.7.    Reservation of Common Stock    19
7.8.    Listing of Common Stock    19
7.9.    Equal Treatment of Participating Lenders    19
7.10.    Certain Transactions and Confidentiality    20
7.11.    Form D; Blue Sky Filings    20
7.12.    Acknowledgment of Dilution    20
ARTICLE VIII MISCELLANEOUS    20
8.1.    Fees and Expenses    20
8.2.    Entire Agreement    20
8.3.    Notices    21
8.4.    Amendments; Waivers    21
8.5.    Headings    21
8.6.    Successors and Assigns    21
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8.7.    No Third-Party Beneficiaries    21
8.8.    Jurisdiction    21
8.9.    Execution    22
8.10.    Severability    22
8.11.    Replacement of Exchange Stock    22
8.12.    Remedies    22
8.13.    Payment Set Aside    22
8.14.    Independent Nature of Participating Lenders’ Obligations and Rights    23
8.15.    Saturdays, Sundays, Holidays, etc.    23
8.16.    Construction    23
8.17.    Survival; Indemnification; Third Party Beneficiaries    23
8.18.    WAIVER OF JURY TRIAL    24
8.19.    Agent for Service of Process    25

    -iii-

EXCHANGE AGREEMENT
This EXCHANGE AGREEMENT (this “Agreement”) is dated as of February 19, 2025 (the “Effective Date”), by and among (i) Altisource S.À R.L., a private limited liability company (société à responsabilité limitée) organized and established under the laws of the Grand Duchy of Luxembourg, having its registered office at 33, boulevard Prince Henri, L-1724 Luxembourg, Grand Duchy of Luxembourg, and registered with the Luxembourg Trade and Companies Register (Registre de commerce et des sociétés, Luxembourg) under number B189519 (the “Borrower”), (ii) Altisource Portfolio Solutions S.A., a public limited liability company (société anonyme) organized and established under the laws of the Grand Duchy of Luxembourg, having its registered office at 33, boulevard Prince Henri, L-1724 Luxembourg, Grand Duchy of Luxembourg, and registered with the Luxembourg Trade and Companies Register (Registre de commerce et des sociétés, Luxembourg) under number B72391 (the “Company” and, together with the Borrower, the “Company Parties”), and (iii) the undersigned Existing Lenders (as defined below) (the “Participating Lenders” and each a “Participating Lender”). The Company Parties and each Participating Lender are collectively referred to as the “Parties” and each individually as a “Party”.
W I T N E S E T H
WHEREAS, Borrower and the Company are parties to that certain Amended and Restated Credit Agreement, dated as of February 9, 2023 (as amended, restated, amended and restated, supplemented, or otherwise modified prior to the Effective Date), by and among Borrower, the Company, the lenders party thereto (the “Existing Lenders”), and Wilmington Trust, N.A. (the “Existing Agent”) (the “Existing Term Loan Credit Agreement”); and
WHEREAS, on December 16, 2024, the Borrower, the Company and the Participating Lenders entered into that certain Transaction Support Agreement (the “TSA”), pursuant to which the Parties agreed to consummate a restructuring transaction with respect to the Company Parties upon the terms and subject to the conditions set forth therein (such restructuring transaction, the “Restructuring”), including the consummation of the Exchange Transactions (as defined below) and the other transactions contemplated by this Agreement.
NOW, THEREFORE, in consideration of the mutual terms, conditions, and other covenants and agreements set forth herein, the Parties hereby agree as follows:
ARTICLE I
DEFINITIONS
1.1.Definitions. In addition to the other words and terms defined elsewhere in this Agreement, as used in this Agreement, the following words and terms have the meanings specified or referred to below:
“Accredited Investor” means an “accredited investor” as such term is defined in Rule 501(a) of Regulation D promulgated under the Securities Act.
“Action” means any action, claim, demand, notice of Liability, complaint, investigation, petition, suit, mediation, alternative dispute resolution procedure, hearing, audit, inquiry, examination or other proceeding of any nature, whether civil, criminal, administrative or otherwise, in law or in equity.
“Affiliates” means, with respect to any Person, any other Person controlled by, controlling or under common control with such Person and shall also include any Related Fund of such Person; provided, that, for purposes of this Agreement, none of the Company Parties shall be deemed to be

Affiliates of any Participating Lender. As used in this definition, “control” (including, with its correlative meanings, “controlling,” “controlled by” and “under common control with”) shall mean possession, directly or indirectly, of power to direct or cause the direction of management or policies of a Person (whether through ownership of securities, by contract or otherwise).
“Board of Directors” means the board of directors (“conseil d’administration”) of the Company.
“Business Day” means any day other than Saturday, Sunday or other day on which commercial banks in The City of New York are authorized or required by law to remain closed; provided, however, for clarification, commercial banks shall not be deemed to be authorized or required by law to remain closed due to “stay at home”, “shelter-in-place”, “non-essential employee” or any other similar orders or restrictions or the closure of any physical branch locations at the direction of any governmental authority so long as the electronic funds transfer systems (including for wire transfers) of commercial banks in The City of New York generally are open for use by customers on such day.
“Claims” means any and all liabilities, responsibilities, disputes, Actions, cross-claims, counterclaims, indebtedness, liens, indemnities, interests, guarantees, obligations, rights, defenses, offsets, damages, dues, sums of money, accounts, reckonings, bonds, bills, specialties, powers, privileges, covenants, contracts, controversies, agreements, promises, variances, trespasses, judgments, extents, executions and remedies whatsoever, including any derivative claims, of every type, kind, name, nature, description or character, and irrespective of how, why or by reason of what facts, whether any of the foregoing have heretofore arisen, are now existing or hereafter arise, or could, might, or may be claimed to exist, whether known or unknown, disputed or undisputed, foreseen or unforeseen, liquidated or unliquidated, contingent or non-contingent, asserted or unasserted, suspected or unsuspected, matured or unmatured, secured or unsecured, due or not due, primary or secondary, in law, equity or otherwise, each as though fully set forth herein at length.
“Closing” means the closing of the issuance and delivery of the Exchange Stock pursuant to Section 3.1.
“Code” means the Internal Revenue Code of 1986, as amended.
“Commission” means the U.S. Securities and Exchange Commission.
“Common Stock” means the common stock of the Company, par value $0.01 per share.
“Common Stock Equivalents” means any securities of the Company or any of its subsidiaries which would entitle the holder thereof to acquire at any time Common Stock, including, without limitation, any debt, preferred stock, right, option, warrant or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock.
“Company Parties” has the meaning provided to such term in the preamble.
“Contract” means any agreement, contract, commitment, indenture, instrument, lease, purchase order, license, insurance policy, arrangement, undertaking, loan, note or other obligation, whether written or oral and whether express or implied, including all amendments thereto.
“Designated Affiliate” means any Affiliate designated by a Participating Lender to receive its pro rata share of the Exchange Stock and/or Exchange First Lien Loans on its behalf.

“Equity Exchanged Existing Term Loan Obligations” means a portion of the Existing Term Loan Obligations with an aggregate principal amount equal to $72,799,959.26.
“Exchange Act” means the Securities Exchange Act of 1934, as amended, and applicable rules and regulations thereunder.
“Exchange First Lien Loans” has the meaning provided to it in the TSA.
“Exchange First Lien Loan Credit Agreement” means that certain Exchange First Lien Loan Credit Agreement, dated as of the Effective Date, by and among the Borrower, as borrower, the Company, the lenders party thereto, and Cantor Fitzgerald Securities as administrative agent and collateral agent.
“Exchange Stock” means 58,167,018 shares of Common Stock of the Company without nominal value.
“Existing Agent” has the meaning provided to such term in the preamble.
“Existing Loans” means the term loans outstanding under the Existing Term Loan Credit Agreement.
“Existing Term Loan Credit Agreement” has the meaning provided to such term in the preamble.
“Existing Term Loan Documents” means the “Loan Documents” (as defined in the Existing Term Loan Credit Agreement).
“Existing Term Loan Obligations” means the “Obligations” (as defined in the Existing Term Loan Credit Agreement).
“FCPA” means the Foreign Corrupt Practices Act of 1977, as amended.
“Governmental Entity” means any domestic or foreign, national, supranational, federal, state, municipal, county, city, local or other administrative, legislative, regulatory or other governmental authority, commission, agency, court of competent jurisdiction or other judicial entity, tribunal, office, principality, registry, legislative, regulatory or self-regulatory body, instrumentality, or quasi-governmental agency, commission or authority or any arbitrator or arbitral tribunal.
“IRS” means the U.S. Internal Revenue Service.
“Law” means any federal, state, local or foreign law (including common law), statute, code, ordinance, directive, rule, regulation, Order or other requirement of or rule or law promulgated, issued, enforced or entered by any Governmental Entity.
“Liabilities” means any and all debts, liabilities and obligations, whether accrued or fixed, known or unknown, absolute or contingent, matured or unmatured or determined or determinable.
“Liens” means a lien, charge pledge, security interest, encumbrance, right of first refusal, preemptive right or other restriction.
“Material Adverse Effect” has the meaning provided in Section 4.2 of this Agreement.

“OFAC” means the Office of Foreign Assets Control.
“Order” means any order, consent, injunction, judgment, decree, stipulation, ruling, opinion, decision, writ, assessment or arbitration award, including any consent decree or consent agreement.
“Participating Lender” shall have the meaning assigned to such term in the preamble.
“Permitted Transfer” shall have the meaning assigned to such term in Section 6.2.
“Permitted Transferee” shall have the meaning assigned to such term in Section 6.2.
“Person” means any individual, corporation, partnership, limited liability company, trust, joint stock company, business trust, incorporated or unincorporated association, joint venture, Governmental Entity or other entity of any nature whatsoever.
“Process” means any operation or set of operations performed on data, including collection, retention, logging, generation, transformation, use, disclosure, transfer, or disposal.
“Related Fund” means, with respect to any Person, any fund, account or investment vehicle that is controlled, advised or managed by (a) such Person, (b) an Affiliate of such Person or (c) the same investment manager, advisor or subadvisor that controls, advises or manages such Person or an Affiliate of such investment manager, advisor or subadvisor.
“Related Parties” means, with respect to a Person, such Person’s Affiliates, current and former directors, managers, officers, shareholders, equity holders (regardless of whether such interests are held directly or indirectly), Related Funds, predecessors, participants, successors, assigns (whether by operation of law or otherwise), Subsidiaries, associated entities, managed or advised entities, accounts or funds, partners, limited partners, general partners, principals, members, management companies, fund advisors, managers, fiduciaries, trustees, employees, agents (including any disbursing agent), advisory board members, financial advisors, attorneys, accountants, investment bankers, consultants, other representatives, and other professionals, representatives, advisors, predecessors, successors, and assigns, and, for such Persons who are individuals, such Person’s current and former spouses and their respective parents and lineal descendants and, with respect to any of the foregoing, the respective heirs, executors, estates and nominees of the foregoing, in each case solely in their capacity as such.
“Registration Rights Agreement” means that certain Registration Rights Agreement, entered into between the Company and the Participating Lenders as of the Effective Date.
“Required Approvals” has the meaning provided in Section 4.3 of this Agreement.
“Rule 144” means Rule 144 promulgated under the Exchange Act.
“SEC Reports” shall have the meaning ascribed to such term in Section 4.8(a).
“Securities Act” means the Securities Act of 1933, as amended, and applicable rules and regulations thereunder.
“Short Sales” means all “short sales” as defined in Rule 200 of Regulation SHO under the Exchange Act (but shall not be deemed to include locating and/or borrowing shares of Common Stock).

“Standard Settlement Period” means the standard settlement period, expressed as a number of Trading Days, on the Company’s primary Trading Market with respect to the Common Stock.
“Subsidiary” means, with respect to any Person, any corporation, partnership, limited liability company, association or business entity of which more than 50% of the total voting power of shares of stock (or equivalent ownership or controlling interest) entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of such Person or a combination thereof.
“Tax” means any and all taxes of any kind whatsoever, including all foreign, federal, state, county, or local income, alternative or add-on minimum, sales and use, excise, franchise, ad valorem, value added, real and personal property, escheat or unclaimed property, gross income, gross receipt, capital stock, production, license, estimated, environmental, net worth, business and occupation, disability, employment, unemployment, social security (or similar), transfer, payroll, severance, windfall profit, stamp, withholding, and all other taxes or assessments, fees, duties, levies, customs, tariffs, imposts, obligations and charges of the same or similar nature of the foregoing, including all interest, additions to tax, surcharges, fees and penalties related thereto.
“Tax Return” means any return, declaration, report, estimate, election, claim for refund or information return or other statement or form filed or required to be filed with any Taxing Authority with respect to Taxes, including any schedule or attachment thereto, and including any amendment thereof.
“Taxing Authority” means the IRS and any other Governmental Entity responsible for the administration or collection of any Tax.
“Trading Day” means a day on which the Common Stock is traded on its principal Trading Market; provided that if the Common Stock is not so traded, “Trading Day” means a Business Day.
“Trading Market” means any of the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: the NYSE MKT, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market, the New York Stock Exchange, the OTCQB, or the OTCQX (or any successors to any of the foregoing).
“Transaction Documents” means this Agreement, the Registration Rights Agreement and all exhibits and schedules thereto and hereto and, as applicable, any other documents or agreements executed in connection with the transactions contemplated hereunder.
“Transfer” means the (i) sale of, offer to sell, contract or agreement to sell, hypothecate, pledge, grant of any option to purchase or otherwise dispose of or agreement to dispose of, directly or indirectly, or establishment or increase of a put equivalent position or liquidation with respect to or decrease of a call equivalent position within the meaning of Section 16 of the Exchange Act with respect to, any security, (ii) entry into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any security, whether any such transaction is to be settled by delivery of such securities, in cash or otherwise, or (iii) public announcement of any intention to effect any transaction specified in clause (i) or (ii).
“Transfer Agent” means Equiniti Trust Company, LLC, the current transfer agent of the Company, and any successor transfer agent of the Company.

“Treasury Regulations” means the regulations promulgated under the Code.
“TSA” shall have the meaning ascribed to such term in the recitals.
1.2.Interpretation. Unless the context of this Agreement otherwise requires, (i) words of any gender include each other gender, (ii) words using the singular or plural number also include the plural or singular number, respectively, (iii) the terms “hereof,” “herein,” “hereby” and derivative or similar words refer to this entire Agreement, (iv) the terms “Article”, “Section”, “Schedule” or “Exhibit” refer to the specified Article or Section of, Schedule to or Exhibit attached to this Agreement, (v) the words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation”, and (vi) the word “will” shall be construed to have the same meaning and effect as the word “shall.” The recitals of this Agreement are hereby incorporated by this reference and made part of this Agreement.
ARTICLE II
RELEASES
2.1.Releases. Except as expressly set forth in this Agreement, effective automatically and immediately upon the Effective Date, and to the greatest extent permitted by applicable Law, in exchange for good and valuable consideration, the adequacy of which is hereby confirmed, each Party, and such Party’s respective Related Parties (in each case in their capacity as such, a “Released Party”, and collectively, the “Released Parties”) is hereby deemed released and discharged by each other Party. to the maximum extent permitted by Law, in each case on behalf of themselves and their respective successors, assigns, and representatives, and any and all other Persons who may purport to assert any Claim, directly or derivatively, by, through, for, or because of the foregoing Persons (in each case in their capacity as such, a “Releasing Party”, and collectively, the “Releasing Parties”), from any and all Claims that the Releasing Parties would at any time prior to, on or after the Effective Date, have been legally entitled to assert in their own right (whether individually or collectively) or on behalf of (including any derivative Claims, asserted or assertable on behalf of) the holder of any Claim against, or interest in, a Released Party, based on or relating to, or in any manner arising from, in whole or in part: (a) the subject matter of, or the transactions or events giving rise to, any Claim that is addressed in the Transaction Support Agreement, this Agreement, the Exchange First Lien Loan Credit Agreement or any other Transaction Document; (b) the formulation, preparation, dissemination, negotiation, execution, approval, or consent of any document related to any of the foregoing, including each of the Transaction Support Agreement, this Agreement, the Exchange First Lien Loan Credit Agreement, any other Transaction Document, or any Exchange Transaction (as defined in Section 3.1), contract, instrument, release, or other agreement or document created or entered into in connection with this Agreement, the Restructuring, the Transaction Support Agreement, the Exchange First Lien Loan Credit Agreement, or any other Transaction Document, or the pursuit of consummation of the Exchange Transactions, including the issuance or distribution of securities pursuant to the Transaction Documents, or any other related agreement, or the distribution of property under the Transaction Documents or the Exchange First Lien Loan Credit Agreement; and (c) any other act, omission, transaction, agreement, event, or other occurrence related to the foregoing (a) and (b), in each case taking place on or before the Effective Date (each such Claim released under this Section 2.1, a “Released Claim”).
2.2.Representations and Warranties. Each Party represents and warrants to each other Party, that such Party: (a) has not assigned or transferred to any Person any Claim that would otherwise constitute a Released Claim; and (b) has not filed any complaint, charge or lawsuit of any kind whatsoever related to the matters addressed in this Agreement with any Governmental Entity.
2.3.No Additional Representations and Warranties. Except as expressly provided in this Agreement, the Transaction Documents or the Exchange First Lien Loan Credit Agreement, no Party, in any capacity, has made any representations or warranties concerning any Released Claim (including any representation or warranty concerning the existence, nonexistence, validity, or invalidity of any Released Claim). Notwithstanding the foregoing, nothing contained in this Agreement is intended to impair or otherwise derogate from any of the representations or warranties expressly set forth in this Agreement, the Exchange First Lien Loan Credit Agreement, or any of the Transaction Documents.

2.4.Releases of Unknown, Doubtful, or Disputed Claims. Each Releasing Party in each of the releases set forth in this Agreement expressly acknowledges that although ordinarily a general release may not extend to Released Claims that the Releasing Party does not know or suspect to exist in its favor or may be doubtful or disputed in fact or Law as of the date hereof, which if known by it may have materially affected its settlement with the party released, it has carefully considered and taken into account in determining to enter into the above releases the possible existence of such unknown losses or Claims. Without limiting the generality of the foregoing, each Releasing Party expressly waives and relinquishes any and all rights such Releasing Party may have, or that is conferred upon it, under any Law that provides that a release does not extend to Claims that the claimant does not know or suspect to exist in its favor at the time of providing the Release or which may in any way limit the effect or scope of the releases contained herein with respect to Released Claims that such Party did not know or suspect to exist in such Party’s favor or may be doubtful or disputed in fact or Law at the time of providing the Release, which in each case if known by it may have materially affected its settlement with any Released Party, including California Civil Code Section 1542, which provides:
SECTION 1542. GENERAL RELEASE. A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS THAT THE CREDITOR OR THE RELEASING PARTY DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE AND THAT, IF KNOWN BY HIM OR HER, WOULD HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR OR RELEASED PARTY.
Each of the Releasing Parties expressly acknowledges and agrees that the releases and covenants not to sue contained in this Agreement are effective regardless of whether those Released Claims are presently known or unknown, suspected or unsuspected, or foreseen or unforeseen. The Parties each hereby irrevocably, knowingly and voluntarily waive and relinquish the provisions, rights and benefits of Section 1542 and all similar Laws, rights, rules, or legal principles of any other jurisdiction that may be applicable, and any rights they may have to invoke the provisions of any such Law now or in the future with respect to the Released Claims. The Parties hereby acknowledge and agree that this is an essential term of the releases set forth herein. In connection with such releases, the Parties acknowledge that they are aware that they or their attorneys or others may hereafter discover Claims or facts presently unknown or unsuspected in addition to or different from those that they now know or believe to be true with respect to the Released Claims. Nevertheless, no Released Party (in any capacity) will have any duty to disclose or provide any such Claims, facts, communications (oral or written) or documents (in each case whether material or immaterial) to any party, and it is the intention of the Parties in executing this Agreement to fully, finally, and forever settle and release all Released Claims.
2.5.Certain Limitations on Releases. Notwithstanding anything to the contrary in this Agreement, nothing in this Agreement (including the releases contained in this ARTICLE II) shall, or shall be deemed to, result in:
(a)the releasing, waiving or limiting by the Company Parties, or any officer, director, member of any governing body, or employee thereof, of (i) any indemnification against any Company Party, any of their insurance carriers, or any other Person, (ii) any rights as beneficiaries of any insurance policies, (iii) wages, salaries, compensation, or benefits, (iv) any intercompany claims or equity interests or (v) any Claims against any Related Parties of the Company Parties that are not otherwise Released Parties; or
(b)the releasing, waiving or limiting by any Party or other Person of (i) any Claims or other obligations of any Company Party that (x) by their terms expressly survive the repayment of the obligations, indebtedness and other obligations under the Existing Term Loan Credit Agreement, (y) that expressly survive the termination of the Existing Term Loan Credit Agreement, or (z) are related to or resulting from any expense reimbursement obligations arising under the Existing Term Loan Credit Agreement, (ii) any Claims or liabilities arising from any act or omission of a Released Party that constitutes fraud, willful misconduct, or gross negligence, or (iii) any obligations under this Agreement, the Exchange First Lien Loan Credit Agreement, the other Transaction Documents, or under the Exchange Transactions, or any document, instrument, or agreement executed to implement this Agreement or the other Transaction Documents.
2.6.Covenant Not to Sue. Each of the Releasing Parties hereby further agrees and covenants not to, and shall not, commence or prosecute, or assist or otherwise aid any other Person in the commencement or prosecution of, whether directly, derivatively or otherwise, any Released Claims against any Released Party.
ARTICLE III
PURCHASE, RELEASE AND EXTINGUISHMENT
3.1.Exchange Transactions
.
(a)Subject to the terms and conditions hereof, and in reliance upon the mutual representations and warranties set forth herein, on the Effective Date, each Participating Lender shall automatically (without a need for any further action on the part of, or notice to, such Participating Lender or any other Person) (i) contribute, and shall be deemed to have contributed, to the Company all of its rights, title and interest in, to and under its Equity Exchanged Existing Term Loan Obligations for its pro rata share (based on such Participating Lender’s Existing First Lien Loans as of the Effective Date) of the Exchange Stock, which will be issued and distributed by the Company to such Participating Lenders (or its Designated Affiliate) on the Effective Date, and (ii) contribute, and shall be deemed to have contributed, to the Borrower all of its rights, title and interest in, to and under its Existing Term Loan Obligations other than Equity Exchanged Existing Term Loan Obligations for its pro rata share (based on such Participating Lender’s Existing First Lien Loans as of the Effective Date) of (A) Exchange First Lien Loans, which will be issued by the Borrower to such Participating Lenders (or their Designated Affiliates) on the Effective Date, in accordance with the Exchange First Loan Credit Agreement, and (B) $3,048,638.33 in cash on account of all accrued and unpaid cash interest under the Existing Term Loan Credit Agreement (such transactions, the “Exchange Transactions”).
3.2.Release and Discharge.
(a)Effective on the Effective Date (immediately after giving effect to the consummation of the Exchange Transactions), without a need for any further action on the part of, or notice to, any Participating Lender, the Existing Agent or any other Person, (i) all Existing Term Loan Obligations of the Participating Lenders under the Existing Term Loan Credit Agreement shall automatically be deemed paid and satisfied in full and irrevocably discharged, extinguished, terminated and released, (ii) all liens (as defined in the Existing Term Loan Credit Agreement ) on the Collateral (as defined in the Existing Term Loan Credit Agreement ) granted to the Existing Agent pursuant to the Existing Term Loan Documents shall automatically be deemed satisfied, released, discharged and terminated, and (iii) the Existing Term Loan Credit Agreement and each other Existing Term Loan Documents shall automatically be deemed terminated in full and shall cease to be in force or effect (the foregoing, the “Existing Debt Discharge”).
(b)Effective on the Effective Date (immediately after giving effect to the consummation of the Exchange Transactions), each Participating Lender hereby authorizes and directs (and shall hereby be deemed to have authorized and directed for all purposes under the Existing Term Loan Credit Agreement or otherwise) the Existing Agent to reflect the Existing Debt Discharge in the Register (as defined in the Existing Term Loan Credit Agreement) and to execute and deliver any payoff letters, lien releases, intellectual property releases, mortgage releases, discharges of security interests, and other similar discharge or release documents (in recordable form, if applicable) as the Company or Borrower may reasonably request to effectuate, evidence or reflect of public record, the Existing Debt Discharge.

(c)After giving effect to the foregoing, each Participating Lender hereby ratifies any and all actions taken (or not taken) by the Existing Agent, in its capacity as such, that such Existing Agent may determine in its sole discretion to be necessary, advisable or desirable in carrying out, effectuating or otherwise in furtherance of the Exchange Transactions and/or the Existing Debt Discharge.
3.3.Tax Treatment. The Parties intend that, for U.S. federal income tax purposes, (i) the contribution of the Equity Exchanged Existing Term Loan Obligations to the Company for Exchange Stock is not part of any single, integrated, and prearranged plan pursuant to which any other transfer of property (within the meaning of Section 351(a) of the Code) to the Company in exchange for Common Stock of the Company or any other property (within the meaning of Section 351(b) of the Code) takes place, and (ii) accordingly, each of the Exchange Transactions shall be treated as an exchange governed by Section 1001 of the Code. The Parties shall file all Tax Returns consistent with, and take no positions inconsistent with, the intended Tax treatment of the transactions under this Section 3.3 except as required pursuant to a final “determination” (as defined in Section 1313(a)(1) of the Code).
3.4.Effective Date. The consummation of the transactions contemplated by this Agreement shall take place remotely via the electronic exchange of documents and signatures on the Effective Date in accordance with the TSA.
ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF THE COMPANY PARTIES
Each of the Company Parties party to this Agreement, jointly and severally, hereby represents and warrants to each Participating Lender that the statements made in this ARTICLE III are true and correct as of the Effective Date (except for representations and warranties that are made as of a specific date, which are made only as of such date):
4.1.Authorization; Enforcement. Each of the Company Parties has all requisite corporate power and authority to enter into and to consummate the transactions contemplated by this Agreement and each of the other Transaction Documents and otherwise to carry out and perform its obligations hereunder and thereunder, including the issuance and delivery of the Exchange Stock. The execution and delivery of this Agreement and each of the other Transaction Documents by each of the Company Parties and the consummation by each of the Company Parties of the transactions contemplated hereby and thereby have been duly authorized by all necessary action on the part of each of the Company Parties, and no further action is required by any of the Company Parties, the Board of Directors or the Company’s shareholders in connection herewith or therewith other than the Required Approvals. This Agreement and each other Transaction Document to which any Company Party is a party has been (or upon delivery thereof will have been) duly executed by each of the applicable Company Parties and, when delivered in accordance with the terms hereof and thereof, will constitute the valid and binding obligation of each applicable Company Party enforceable against each applicable Company Party in accordance with its terms, except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.
4.2.No Conflicts. The execution, delivery and performance by each of the Company Parties of this Agreement and the other Transaction Documents to which any Company Party is a party, the issuance and sale or delivery, as applicable, of the Exchange Stock and the consummation by each of the Company Parties of the transactions contemplated hereby and thereby do not and will not (i) conflict with or violate any provision of any of the Company Parties’ or any subsidiary’s certificate or articles of incorporation, bylaws or other organizational or charter documents, or (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any Lien upon any of the properties or assets of any of the Company Parties or any subsidiary, or give to others any rights of termination, amendment, anti-dilution or similar adjustments, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing a Company Party or subsidiary debt or otherwise) or other understanding to which any of the Company Parties or any subsidiary is a party or by which any property or asset of any of the Company Parties or any subsidiary is bound or affected, or (iii) subject to the Required Approvals, conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which any of the Company Parties or a subsidiary is subject (including federal and state securities laws and regulations), or by which any property or asset of any of the Company Parties or a subsidiary is bound or affected; except in the case of each of clauses (ii) and (iii), such as could not have or reasonably be expected to result in: (i) a material adverse effect on the legality, validity or enforceability of any Transaction Document, (ii) a material adverse effect on the results of operations, assets, business, prospects or condition (financial or otherwise) of the Company and its subsidiaries, taken as a whole, or (iii) a material adverse effect on any of the Company Parties’ ability to perform on a timely basis its obligations under any Transaction Document (any of (i), (ii) or (iii), a “Material Adverse Effect”).
4.3.Filings, Consents and Approvals. None of the Company Parties are required to obtain any consent, waiver, authorization, approval, vote or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority or other Person, including any shareholder, in connection with the execution, delivery and performance by the Company of the Transaction Documents (including the consummation of the Exchange Transactions), other than as contemplated in the TSA (collectively, the “Required Approvals”).
4.4.Exchange Stock. The Exchange Stock is duly authorized and, when issued in accordance with the Transaction Documents, will be validly issued, fully paid and nonassessable, free and clear of all Liens other than restrictions on transfer provided for in the Transaction Documents and arising under applicable securities laws.
4.5.Capitalization
. As of the date immediately prior to the date hereof, the Company has 27,353,404 shares of Common Stock without nominal value issued and outstanding and 3,431,503 shares of Common Stock without nominal value held as treasury shares by the Company . The Company has not issued any capital stock since its most recently filed periodic report under the Exchange Act, other than pursuant to the exercise of employee stock options and restricted share units under the Company’s equity incentive plans, the issuance of shares of Common Stock to employees pursuant to the Company’s employee stock purchase plans, pursuant to the conversion and/or exercise of Common Stock Equivalents outstanding as of the date of the most recently filed periodic report under the Exchange Act. No Person has any right of first refusal, preemptive right, right of participation, or any similar right to participate in the transactions contemplated by the Transaction Documents. Except as disclosed in the SEC Reports, there are no outstanding options, warrants, scrip rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or exercisable or exchangeable for, or giving any Person any right to subscribe for or acquire, any shares of Common Stock or the capital stock of any subsidiary, or contracts, commitments, understandings or arrangements by which any of the Company Parties or any subsidiary is or may become bound to issue additional shares of Common Stock or Common Stock Equivalents or capital stock of any subsidiary. The issuance of the Exchange Stock will not obligate any of the Company Parties or any subsidiary to issue shares of Common Stock or other securities to any Person (other than the Participating Lenders and their Designated Affiliates). Except as disclosed in the SEC Reports, there are no outstanding securities or instruments of any of the Company Parties or any subsidiary containing any provision that adjusts the exercise, conversion, exchange or reset price of such security or instrument upon an issuance of securities by any of the Company Parties or any subsidiary. Except for the outstanding warrants to purchase shares of Common Stock, there are no outstanding securities or instruments of any of the Company Parties or any subsidiary that contain any redemption or similar provisions, and there are no contracts, commitments, understandings or arrangements by which any of the Company Parties or any subsidiary is or may become bound to redeem a security of any of the Company Parties or such subsidiary. The issuance of the Exchange Stock does not give rise to any redemption or similar right to any holder of any of the Company Parties’ securities. None of the Company Parties have any stock appreciation rights or “phantom stock” plans or agreements or any similar plan or agreement. All of the outstanding shares of capital stock of the Company are duly authorized, validly issued, fully paid and nonassessable, have been issued in compliance with all federal and state and foreign securities laws, and none of such outstanding shares was issued in violation of any preemptive rights or similar rights to subscribe for or purchase securities. There are no shareholders agreements, voting agreements or other similar agreements with respect to the Company’s capital stock to which any of the Company Parties is a party or, to the knowledge of the Company Parties, between or among any of the Company’s shareholders, other than the Transaction Documents.
4.6.Acknowledgment Regarding Participating Lenders’ Purchase of Exchange Stock. The Company acknowledges and agrees that each of the Participating Lenders is acting solely in the capacity of an arm’s length purchaser with respect to the Transaction Documents and the transactions contemplated thereby. The Company further acknowledges that no Participating Lender is acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to the Transaction Documents and the transactions contemplated thereby and any advice given by any Participating Lender or any of their respective representatives or agents in connection with the Transaction Documents and the transactions contemplated thereby is merely incidental to the Participating Lenders’ purchase of the Exchange Stock. The Company further represents to each Participating Lender that the Company’s decision to enter into this Agreement and the other Transaction Documents has been based solely on the independent evaluation of the transactions contemplated hereby by the Company and its representatives.
4.7.Exchange Transactions. To the knowledge of the Company Parties, there is no transfer of, nor is there any plan or intention to transfer, any property (within the meaning of Section 351(a) of the Code) to the Company in exchange for the Common Stock of the Company or any other property (within the meaning of Section 351(b) of the Code) in connection with the Restructuring other than the Exchange Transactions.
4.8.SEC Reporting and Related Matters.
(a)Since December 31, 2023, the Company has filed all reports, schedules, forms, statements and other documents required to be filed by it under the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof (the foregoing materials, including the exhibits thereto and documents incorporated by reference therein, being collectively referred to herein as the “SEC Reports”) on a timely basis. As of their respective filing dates, or to the extent corrected by a subsequent amendment or restatement, the SEC Reports complied in all material respects with the requirements of the Securities Act and the Exchange Act and the rules and regulations of the Commission promulgated thereunder, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.
(b)The Company has timely filed and made publicly available on EDGAR all certifications, statements and documents required by Rule 13a-14 or Rule 15d-14 under the Exchange Act. The Company and its subsidiaries, on a consolidated basis, maintain disclosure controls and procedures required by Rule 13a-15 or Rule 15d-15 under the Exchange Act; such controls and procedures are designed to ensure that the information required to be disclosed by the Company in the reports that it files with or submits to the Commission (i) is recorded, processed, summarized and reported accurately within the time periods specified in the Commission’s rules and forms and (ii) is accumulated and communicated to the Company’s management, including its principal executive officer and principal financial officer, as appropriate, to allow timely decisions regarding required disclosure. The Company’s certifying officers have evaluated the effectiveness of the Company’s disclosure controls and procedures as of the end of the period covered by the Company’s most recently filed periodic reports under the Exchange Act (such date, the “Evaluation Date”). The Company presented in its most recently filed periodic report under the Exchange Act the conclusions of the certifying officers about the effectiveness of the disclosure controls and procedures based on their evaluations as of the Evaluation Date. Since the Evaluation Date, there have been no changes in the Company’s internal control over financial reporting

(as such term is defined in the Exchange Act) that have materially affected, or are reasonably likely to materially affect, the Company’s internal control over financial reporting.
(c)The Company is in compliance in all material respects with all of the applicable provisions of the Sarbanes-Oxley Act of 2002, as amended, and the rules and regulations thereunder.
4.9.Regulation M Compliance. None of the Company Parties or their Affiliates have, and to the Company Parties’ knowledge no other Person acting on its or their behalf has taken, directly or indirectly, any action designed to or that could reasonably be expected to cause or to result in the stabilization or manipulation of the price of any security of any of the Company Parties, including under Regulation M of the Exchange Act.
4.10.No Disqualification Events
. With respect to the Exchange Stock to be offered and delivered hereunder in reliance on Rule 506 under the Securities Act, none of the Company Parties, any of their predecessors, any affiliated issuer, any director, executive officer, other officer of any of the Company Parties participating in the offering hereunder, any beneficial owner of 20% or more of the Company’s outstanding voting equity securities, calculated on the basis of voting power, nor any promoter (as that term is defined in Rule 405 under the Securities Act) connected with any of the Company Parties in any capacity at the time of sale (each, an “Issuer Covered Person”) is subject to any of the “Bad Actor” disqualifications described in Rule 506(d)(1)(i) to (viii) under the Securities Act (a “Disqualification Event”), except for a Disqualification Event covered by Rule 506(d)(2) or (d)(3). Each of the Company Parties has exercised reasonable care to determine whether any Issuer Covered Person is subject to a Disqualification Event. Each of the Company Parties has complied, to the extent applicable, with its disclosure obligations under Rule 506(e), and has furnished to the Participating Lenders a copy of any disclosures provided thereunder.
4.11.Other Covered Persons
. None of the Company Parties are aware of any Person (other than any Issuer Covered Person) that has been or will be paid (directly or indirectly) remuneration for solicitation of purchasers in connection with the delivery of any shares of Exchange Stock.
4.12.Notice of Disqualification Events
. The Company Parties will notify the Participating Lenders in writing, prior to the Effective Date of (i) any Disqualification Event relating to any Issuer Covered Person and (ii) any event that would, with the passage of time, become a Disqualification Event relating to any Issuer Covered Person.
4.13.Listing of Exchange Stock
. The Company has filed a listing of additional shares notice with the primary Trading Market for the Common Stock.
4.14.Investment Company Act. None of the Company Parties are, and after giving effect to the offering and delivery of the Exchange Stock will be, an “investment company” or an entity “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder.

Each of the Company Parties understands that each of its financial advisors or other representatives and, for purposes of any opinions to be delivered to the Participating Lenders pursuant to this Agreement, counsel to the Company Parties, will rely upon the accuracy and truth of the foregoing representations, warranties and agreements and the Company Parties hereby consents to such reliance.
ARTICLE V
REPRESENTATIONS AND WARRANTIES OF THE PARTICIPATING LENDERS
Each Participating Lender hereby represents and warrants, severally and not jointly, as of the Effective Date (unless as of a specific date therein, in which case they shall be accurate as of such date), to the Company Parties as follows:
5.1.Organization; Authority. Such Participating Lender is either an individual or an entity duly incorporated or formed, validly existing and in good standing under the laws of the jurisdiction of its incorporation or formation with full right, corporate, partnership, limited liability company or similar power and authority to enter into and to consummate the transactions contemplated by the Transaction Documents to which it is a party and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of the Transaction Documents to which it is a party and performance by such Participating Lender of the transactions contemplated by the Transaction Documents have been duly authorized by all necessary corporate, partnership, limited liability company or similar action, as applicable, on the part of such Participating Lender. Each Transaction Document to which such Participating Lender is a party has been duly executed by such Participating Lender, and when delivered by such Participating Lender in accordance with the terms hereof, will constitute the valid and legally binding obligation of such Participating Lender, enforceable against it in accordance with its terms, except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.
5.2.Own Account. Such Participating Lender understands that the shares of Exchange Stock are “restricted securities” and have not been registered under the Securities Act or any applicable state securities law and such Participating Lender or its Designated Affiliate is acquiring the Exchange Stock as principal for its own account and not with a view to or for distributing or reselling such Exchange Stock or any part thereof in violation of the Securities Act or any applicable state securities law, has no present intention of distributing any of such Exchange Stock in violation of the Securities Act or any applicable state securities law and has no direct or indirect arrangement or understandings with any other Persons to distribute or regarding the distribution of such Exchange Stock in violation of the Securities Act or any applicable state securities law (this representation and warranty not limiting such Participating Lender’s or its Designated Affiliate’s right to sell the Exchange Stock in compliance with applicable federal and state securities laws). Such Participating Lender or its Designated Affiliate is acquiring the Exchange Stock hereunder in the ordinary course of its business.
5.3.Participating Lender Status. At the time such Participating Lender was offered the Exchange Stock, it (and each of its Designated Affiliates) was, and as of the date hereof it (and each of its Designated Affiliates) is: (i) an “accredited investor” as defined in Rule 501(a) under the Securities Act and/or (ii) a “qualified institutional buyer” as defined in Rule 144A(a) under the Securities Act.
5.4.Experience of Such Participating Lender. Such Participating Lender, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Exchange Stock, and has so evaluated the merits and risks of such investment. Such Participating Lender is able to bear the economic risk of an investment in the Exchange Stock and, at the present time, is able to afford a complete loss of such investment.

5.5.General Solicitation. Such Participating Lender is not purchasing the Exchange Stock as a result of any advertisement, article, notice or other communication regarding the Exchange Stock published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or any other general solicitation or general advertisement.
5.6.Access to Information. Such Participating Lender acknowledges that (a) it has had the opportunity to review the Transaction Documents (including all exhibits and schedules thereto) and the SEC Reports and has been afforded (i) the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, representatives of the Company concerning the terms and conditions of the offering of the Exchange Stock and the merits and risks of investing in the Exchange Stock; (ii) access to information about the Company and its financial condition, results of operations, business, properties, management and prospects sufficient to enable it to evaluate its investment; and (iii) the opportunity to obtain such additional information that the Company possesses or can acquire without unreasonable effort or expense that is necessary to make an informed investment decision with respect to the investment, and (b) it has, independently and without reliance upon any statement, representation or warranty made by any Person (including any of the Company’s financial advisors or other representatives), other than such statements, representations and warranties of the Company expressly contained in this Agreement, and based on such information described in the foregoing clause (a), made its own analysis and decision to enter into this Agreement and make its investment in the Exchange Stock and that it has not relied on the analysis and decision or due diligence investigation of any other Person (including any of the Company’s financial advisors or other representatives).
5.7.No Governmental Review. Such Participating Lender understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Exchange Stock or the fairness or suitability of the investment in the Exchange Stock nor have such authorities passed upon or endorsed the merits of the offering of the Exchange Stock.
5.8.No Conflicts. The execution, delivery and performance by such Participating Lender of this Agreement and the Transaction Documents, and the consummation by such Participating Lender of the transactions contemplated thereby, will not (i) result in a violation of the organizational documents of such Participating Lender or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which such Participating Lender is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws) applicable to such Participating Lender, except in the case of clauses (ii) and (iii) above, for such conflicts, defaults, rights or violations which would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of such Participating Lender to consummate the transactions contemplated hereby.
5.9.Restricted Securities. Such Participating Lender understands that the shares of Exchange Stock are characterized as “restricted securities” under the U.S. federal securities laws because they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the Securities Act only in certain limited circumstances.
5.10.Legends. It is understood that, except as provided in Section 7.1 of this Agreement, certificates evidencing such Exchange Stock (if any) may bear the legend set forth in Section 7.1(b) until such time as the same is no longer required under applicable requirements of the Securities Act or applicable state securities laws, or is otherwise removed in accordance with Section 7.1(c).
5.11.No Legal, Tax or Investment Advice. Such Participating Lender understands that nothing in this Agreement or any other materials presented by or on behalf of the Company to the Participating Lender in connection with the purchase of the Exchange Stock constitutes legal, tax or investment advice. Such Participating Lender has consulted such legal, tax and investment advisors as it, in its sole discretion, has deemed necessary or appropriate in connection with its receipt of the Exchange Stock.

5.12.Residency. Such Participating Lender's residence (if an individual) or offices in which its investment decision with respect to the Exchange Stock was made (if an entity) are located at the address immediately below such Participating Lender's name on its signature page hereto.
5.13.Tax Matters. Such Participating Lender has provided the Company with a currently valid, fully-executed IRS Form W-9 or applicable IRS Form W-8 from such Participating Lender.
5.14.No Brokers. Such Participating Lender has not engaged any brokers, finders or agents in connection with the transactions contemplated by this Exchange Agreement for which any of the Company Parties will incur any liability for brokerage or finders’ fees or agents’ commissions or any similar charges in connection with the transactions consummated by this Agreement.
Each of the Participating Lenders understands that the Company and each of its financial advisors or other representatives and, for purposes of any opinions to be delivered to the Participating Lenders pursuant to this Agreement, counsel to the Company, will rely upon the accuracy and truth of the foregoing representations, warranties and agreements and each of the Participating Lenders and the Company hereby consents to such reliance.
ARTICLE VI
OTHER AGREEMENTS OF THE PARTIES
6.1.Lock-Up. Except as permitted by Section 6.2, the Participating Lenders shall not Transfer any Exchange Stock (the “Lock-Up Securities”), without the prior written consent of the Company, until the date that is the earlier of (i) two hundred and ten (210) calendar days from the date hereof or (ii) the date on which the Company completes a liquidation, merger, stock exchange or other similar transaction that results in all of the Company’s shareholders having the right to exchange their shares of Common Stock for cash, securities or other property (the “Lock-up Period”) (such restriction, the “Lock-Up”).
6.2.Exceptions. The provisions of Section 6.1 shall not apply to (each a “Permitted Transfer” and the transferee thereof, a “Permitted Transferee”):
(a)Transfers to the Company or any of its subsidiaries;
(b)Transfers effected pursuant to and in accordance with the terms of any merger, consolidation or similar transaction consummated by the Company;
(c)Pledges of Exchange Stock as security or collateral in connection with any borrowing or the incurrence of any indebtedness by any Participating Lender;
(d)Transfers as a bona fide gift or charitable contribution and the recipient agrees to be subject to the Lock-Up;
(e)(i) Transfers to limited partners, members, shareholders or holders of similar equity interests of a Participating Lender (or in each case its nominee or custodian) or (ii) Transfers to another corporation, partnership, limited liability company, trust or other business entity (or in each case its nominee or custodian) that is an Affiliate of a Participating Lender, or to any investment fund or other entity controlled, under common control or managed by an undersigned Participating Lender or Affiliates of any undersigned Participating Lender, and in each of the foregoing cases in this clause (e) the transferee agrees to be subject to the Lock-Up;
(f)Transfers by a Participating Lender that is subject to a liquidation that occurs in accordance with its organizational documents; and

(g)Transfers by operation of law pursuant to a qualified domestic order and the transferee agrees to be subject to the Lock-Up.
ARTICLE VII
OTHER AGREEMENTS BETWEEN THE PARTIES
7.1.Transfer Restrictions.
(a)The Exchange Stock may only be disposed of in compliance with state and federal securities laws. In connection with any transfer of Exchange Stock other than pursuant to an effective registration statement, to the Company or to an Affiliate of a Participating Lender, a Permitted Transfer or in connection with a pledge or grant of security interest as contemplated in Section 7.1(b), (i) the Company may require the transferor thereof to provide to the Company an opinion of counsel selected by the transferor and reasonably acceptable to the Company, the form and substance of which opinion shall be reasonably satisfactory to the Company, to the effect that such transfer does not require registration of such transferred Exchange Stock under the Securities Act and (ii), as a condition of transfer, the transferee shall agree in writing to be bound by the terms of ARTICLE VI, ARTICLE VII and ARTICLE VIII of this Agreement and shall otherwise have the rights and obligations of a Participating Lender under this Agreement.
(b)The Participating Lenders agree to the imprinting, so long as is required by this Section 7.1, of a legend on any of the shares of Exchange Stock in substantially the following form:
IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), THIS SECURITY HAS NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS. THIS SECURITY MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT WITH A REGISTERED BROKER-DEALER OR OTHER LOAN SECURED BY SUCH SECURITIES.
The Company acknowledges and agrees that a Participating Lender may from time to time pledge pursuant to a bona fide margin agreement with a registered broker-dealer or grant a security interest in some or all of the shares of Exchange Stock to a financial institution that is an “accredited investor” as defined in Rule 501(a) under the Securities Act and, if required under the terms of such arrangement, such Participating Lender may transfer pledged or secured shares of Exchange Stock to the pledgees or secured parties. Such a pledge or transfer would not be subject to approval of the Company, and no legal opinion of legal counsel of the pledgee, secured party or pledgor shall be required in connection therewith. Further, no notice shall be required of such pledge. At the appropriate Participating Lender’s expense, the Company will execute and deliver such reasonable documentation as a pledgee or secured party of shares of Exchange Stock may reasonably request in connection with a pledge or transfer of the shares of Exchange Stock.
(c)Shares of Exchange Stock held by non-Affiliates of the Company shall not bear any legend (including the legend set forth in Section 7.1(b) hereof), following any resale of such Exchange Stock pursuant to Rule 144 or an effective registration statement or when such shares can be sold under Rule 144 without the requirement for the Company to have current public information available. The Company shall deliver an appropriate instruction and shall cause its counsel to issue a legal opinion to the Transfer Agent if required by the Transfer Agent or a Participating Lender to effect the removal of any legends (including the legend set forth in Section 7.1(b) hereof) from any shares of Exchange Stock (i) upon their sale pursuant to an effective registration statement or (ii) upon their sale pursuant to Rule 144. The Company agrees that, with respect to any shares of Exchange Stock issued with any legend, at such time as such legend is no longer required under this Section 7.1(c), it will, no later than the earlier of (i) two (2) Trading Days and (ii) the number of Trading Days comprising the Standard Settlement Period following the delivery by a Participating Lender to the Company or the Transfer Agent of a request with respect thereto, together with a representation letter duly executed by such Participating Lender indicating that such Participating Lender is not an Affiliate of the Company and has held (or is deemed under Rule 144 to have held) the Exchange Stock for at least one year and an attestation of Exchange Stock ownership (such date, the “Legend Removal Date”), declare or cause to be declared to such Participating Lender and any party so designated by the Participating Lender, at the option of such Participating Lender, that such Exchange Stock is free from all restrictive and other legends (and otherwise ensure that any such restrictive and other legends are not applicable to such Exchange Stock) and, at the request of such Participating Lender, cause the Exchange Stock to be credited (under an unrestricted CUSIP, which shall be the same unrestricted CUSIP used for the Common Stock generally) by the Transfer Agent to the Participating Lender by crediting such Exchange Stock to the account of the Participating Lender’s broker with the Depositary Trust Company, as directed by such Participating Lender. The Company may not make any notation on its records or give instructions to the Transfer Agent that enlarge the restrictions on transfer set forth in this ARTICLE VII.
(d)Each Participating Lender, severally and not jointly with the other Participating Lenders, agrees with the Company that such Participating Lender will sell any Exchange Stock pursuant to either the registration requirements of the Securities Act, including any applicable prospectus delivery requirements, or an exemption therefrom, and acknowledges that the removal of the restrictive legend in respect of the Exchange Stock as set forth in this Section 7.1 is predicated upon the Company’s reliance upon this understanding.
7.2.Furnishing of Information. In order to enable the Participating Lenders to sell the Exchange Stock under Rule 144 (as those terms are understood and defined in Rule 144), the Company covenants to use its commercially reasonable efforts to timely file (without giving effect to any extensions of time that may be available therefor under Rule 12b-25 under the Securities Act or successor thereto) all reports required to be filed by the Company after the date hereof pursuant to the Exchange Act, so long as the Company remains subject to such requirements. If the Company is not required to file reports pursuant to the Exchange Act, it will prepare and furnish to the Participating Lenders and make publicly available in accordance with Rule 144(c) such information as is required for the Participating Lenders to sell the Exchange Stock under Rule 144.
7.3.Integration. The Company has not sold, offered for sale or solicited offers to buy or otherwise negotiated in respect of any security (as defined in Section 2 of the Securities Act) that would be integrated with the offer or delivery of the Exchange Stock, and shall not do so, in each case in a manner that would require the registration under the Securities Act of the delivery of the Exchange Stock or that would be integrated with the offer or delivery of the Exchange Stock for purposes of the rules and regulations of any Trading Market such that it would require shareholder approval prior to the closing of such other transaction unless shareholder approval is obtained before the closing of such subsequent transaction.
7.4.Securities Laws Disclosure. The Company shall file a Current Report on Form 8-K describing the transactions contemplated by the Transaction Documents and including as exhibits to such Form 8-K the Transaction Documents (or the forms thereof) as exhibits thereto (including schedules and exhibits thereto), with the Commission within the time required by the Exchange Act. Neither the Company nor any Participating Lender shall issue any press release nor otherwise make any such public statement with respect to the transactions contemplated by this Agreement without the prior consent of the Company, with respect to any press release of any Participating Lender, or without the prior consent of each Participating Lender, with respect to any press release of the Company, which consent shall not unreasonably be withheld or delayed, except if such disclosure is required by law, in which case the disclosing party shall promptly provide the other party with prior notice of such public statement or communication. Notwithstanding the foregoing, the Company shall not publicly disclose the name of any Participating Lender, or include the name of any Participating Lender in any filing with the Commission or any regulatory agency or Trading Market, without the prior written consent of such Participating Lender, except (a) as reasonably required by federal securities law in connection with the filing of final Transaction Documents (or disclosure with respect thereto) with the Commission as determined by the Company after consultation with the Ad Hoc Group Advisors (as defined in the TSA) and (b) to the extent such disclosure is required by law or Trading Market regulations as determined by the Company after consultation with the Ad Hoc Group Advisors, in which case the Company shall use commercially reasonable efforts to provide the Participating Lenders with at least two (2) Business Days’ prior notice of, and an opportunity to review and comment on, such disclosure; provided that under no circumstances may any Party make any disclosure of any kind that would disclose either: (i) the holdings of any Participating Lender (including on the signature pages of the Participating Lenders, which shall not be publicly disclosed or filed) of any Existing Loans, Exchange First Lien Loans, or of any other debt obligations of the Company, whether prior to or after the consummation of the Restructuring, or (ii) the identity of any Participating Lender, in each case without the prior written consent of such Participating Lender or an order of a court of competent jurisdiction or as otherwise required by applicable securities laws as reasonably as determined by a Party based on reasonable advice of external counsel.
7.5.Non-Public Information. Except with respect to the material terms and conditions of the transactions contemplated by the Transaction Documents, which material terms and conditions and material non-public information shall be disclosed pursuant to Section 7.4, the Company covenants and agrees that neither it, nor any other Person acting on its behalf will provide any Participating Lender or its agents or counsel with any information that constitutes, or the Company reasonably believes constitutes, material non-public information in connection with the transactions contemplated by the Transaction Documents, unless prior thereto such Participating Lender shall have consented to the receipt of such information and agreed with the Company to keep such information confidential. The Company understands and confirms that each Participating Lender shall be relying on the foregoing covenant in effecting transactions in securities of the Company. To the extent that the Company, any of its subsidiaries, or any of their respective officers, directors, agents, employees or Affiliates delivers any material, non-public information to a Participating Lender without such Participating Lender’s consent in contravention of this Section 7.5, the Company hereby covenants and agrees that such Participating Lender shall not have any duty of confidentiality to the Company, any of its subsidiaries, or any of their respective officers, directors, agents, employees or Affiliates, or a duty to the Company, any of its subsidiaries or any of their respective officers, directors, agents, employees or Affiliates not to trade on the basis of, such material, non-public information, provided that the Participating Lender shall remain subject to applicable law. To the extent that any notice provided pursuant to any Transaction Document constitutes, or contains, material, non-public information regarding the Company or any subsidiaries, the Company shall simultaneously file such notice with the Commission pursuant to a Current Report on Form 8-K. The Company understands and confirms that each Participating Lender shall be relying on the foregoing covenant in effecting transactions in securities of the Company.
7.6.Use of Proceeds. The Company shall not use the net proceeds from the Exchange Transactions: (a) for the redemption of any Company securities, (b) for the settlement of any outstanding litigation or (c) in violation of FCPA or OFAC regulations or other applicable laws.
7.7.Reservation of Common Stock. As of the date hereof, the Company has reserved and has available for the Closing, free of any Lien other than restrictions on transfer provided for in the Transaction Documents and arising under applicable securities laws, a sufficient number of shares of Common Stock to effectuate the Closing.

7.8.Listing of Common Stock. The Company hereby agrees to use reasonable best efforts to maintain the listing or quotation of the Common Stock (including the Exchange Stock) on the Trading Market on which it is currently listed. The Company will then take all action reasonably necessary to continue the listing and trading of its Common Stock on a Trading Market and will comply with the Company’s reporting, filing and other obligations under the bylaws or rules of the Trading Market. The Company agrees to use reasonable best efforts to maintain the eligibility of the Common Stock for electronic transfer through the Depository Trust Company or another established clearing corporation, including, without limitation, by timely payment of fees to the Depository Trust Company or such other established clearing corporation in connection with such electronic transfer and to maintain a transfer agent and registrar for the Common Stock.
7.9.Equal Treatment of Participating Lenders. No consideration (including any modification of this Agreement) shall be offered or paid to any Person to amend or consent to a waiver or modification of any provision of this Agreement unless the same consideration is also offered to all of the parties to this Agreement. For clarification purposes, this provision constitutes a separate right granted to each Participating Lender by the Company and negotiated separately by each Participating Lender, and is intended for the Company to treat the Participating Lenders as a class and shall not in any way be construed as the Participating Lenders acting in concert or as a group with respect to the receipt, disposition or voting of Exchange Stock or otherwise.
7.10.Certain Transactions and Confidentiality. Each Participating Lender, severally and not jointly with the other Participating Lenders, covenants that neither it, nor any Affiliate acting on its behalf or pursuant to any understanding with it will execute any purchases or sales, including Short Sales, of any of the Company’s securities during the period commencing with the execution of this Agreement and ending at such time that the transactions contemplated by this Agreement are first publicly announced pursuant to Current Report on Form 8-K described in the first sentence of Section 7.4 (unless the Company shall fail to file such report within the time period specified in Section 7.4). Each Participating Lender, severally and not jointly with the other Participating Lenders, covenants that until such time as the transactions contemplated by this Agreement are publicly disclosed by the Company pursuant to the Current Report on Form 8-K described in the first sentence of Section 7.4, such Participating Lender will maintain the confidentiality of the existence and terms of this transaction and the information gained in the course of this transaction (unless the Company shall fail to file such report within the time period specified in Section 7.4).
7.11.Form D; Blue Sky Filings. The Company agrees to timely file a Form D with respect to the Exchange Stock as required under Regulation D and to provide a copy thereof promptly upon request of any Participating Lender. The Company shall take such action as the Company shall reasonably determine is necessary in order to obtain an exemption for, or to qualify the Exchange Stock for, delivery to the Participating Lenders at the Closing under applicable securities or “Blue Sky” laws of the states of the United States, and shall provide evidence of such actions promptly upon request of any Participating Lender.
7.12.Acknowledgment of Dilution. The Company acknowledges that the issuance of the Exchange Stock will result in dilution of the outstanding shares of Common Stock, which dilution will be substantial. The Company further acknowledges that its obligations under the Transaction Documents, including, without limitation, its obligation to issue the Exchange Stock pursuant to the Transaction Documents, are unconditional and absolute and not subject to any right of setoff, counterclaim, delay or reduction, regardless of the effect of any such dilution or any claim the Company may have against any Participating Lender and regardless of the dilutive effect that such issuance may have on the ownership of the other stockholders of the Company.
ARTICLE VIII
MISCELLANEOUS
8.1.Fees and Expenses. The Company shall pay the fees and expenses incident to the negotiation, preparation, execution, delivery and performance of this agreement, including any fees or expenses incurred after the Effective Date either (A) until the later of (i) the delivery of the post-closing deliverables under the Exchange First Lien Credit Agreement and (ii) the effectiveness of the registration statement to be filed by the Company under the Securities Act pursuant to the Registration Rights Agreement (such later date, the “Fee Termination Date”), or (B) following prior notice to the Company, in each case, which post-Effective Date fees and expenses shall be invoiced promptly following incurrence thereof. Contemporaneously with the closing of the Exchange Transactions, all reasonable and documented and invoiced fees, costs, and out-of-pocket expenses of the Ad Hoc Group Advisors (as defined in the TSA) shall be paid in full in cash in accordance with the TSA. The Company shall pay all Transfer Agent fees, stamp Taxes and other Taxes and duties levied in connection with the delivery of any Exchange Stock to the Participating Lenders (excluding any successors or assigns thereof).
8.2.Entire Agreement. The Transaction Documents, together with the exhibits and schedules thereto, contain the entire understanding of the parties with respect to the subject matter hereof and thereof and supersede all prior agreements and understandings, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules.
8.3.Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of: (a) the time of transmission, if such notice or communication is delivered via facsimile at the facsimile number or email at the email address as set forth on the signature pages attached hereto at or prior to 5:30 p.m. (New York City time) on a Trading Day, (b) the next Trading Day after the time of transmission, if such notice or communication is delivered via facsimile at the facsimile number or email at the email address as set forth on the signature pages attached hereto on a day that is not a Trading Day or later than 5:30 p.m. (New York City time) on any Trading Day, (c) the second (2nd) Trading Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service or (d) upon actual receipt by the party to whom such notice is required to be given. The address for such notices and communications shall be as set forth on the signature pages attached hereto.
8.4.Amendments; Waivers. No provision of this Agreement may be waived, modified, supplemented or amended except in a written instrument signed, in the case of an amendment, by the Company and Participating Lenders which hold at least a majority of the Exchange Stock or, in the case of a waiver, by the party against whom enforcement of any such waived provision is sought, provided that if any amendment, modification or waiver disproportionately and adversely impacts a Participating Lender (or group of Participating Lenders), the consent of at least a majority in interest of such disproportionately impacted Participating Lender (or group of Participating Lenders) shall also be required. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right. Any proposed amendment or waiver that disproportionately, materially and adversely affects the rights and obligations of any Participating Lender relative to the comparable rights and obligations of the other Participating Lenders shall require the prior written consent of such adversely affected Participating Lender. Any amendment effected in accordance with this Section 8.4 shall be binding upon each Participating Lender and holder of Exchange Stock and the Company.
8.5.Headings. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.
8.6.Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns. The Company may not assign this Agreement or any rights or obligations hereunder without the prior written consent of each Participating Lender (other than by merger or similar change in control transaction). Any Participating Lender may assign any or all of its rights under this Agreement to any Affiliate or to any Person to whom such Participating Lender assigns or transfers any Exchange Stock in accordance with the terms of this Agreement and the applicable Exchange Stock, provided that such transferee agrees in writing to be bound, with respect to the transferred Exchange Stock, by the provisions of this Agreement set forth in ARTICLE I, ARTICLE II, ARTICLE VI, ARTICLE VII, and ARTICLE VIII that apply to the “Participating Lenders.”

8.7.No Third-Party Beneficiaries. Other than with respect to such Persons (including the Company’s financial advisors and other representatives) referenced in the last paragraphs of each of ARTICLE V and ARTICLE V, this Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.
8.8.Jurisdiction. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof. Each party hereby irrevocably submits to the non-exclusive jurisdiction of the state and federal courts sitting in the City of New York, Borough of Manhattan for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper or is an inconvenient venue for such proceeding. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law.
8.9.Execution. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to each other party, it being understood that the parties need not sign the same counterpart. In the event that any signature is delivered by electronic signature (including via DocuSign), facsimile transmission or by e-mail delivery of a “.pdf” (or similar) format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such electronic, facsimile or “.pdf” (or similar) signature page were an original thereof.
8.10.Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their commercially reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.
8.11.Replacement of Exchange Stock. If any certificate or instrument evidencing any Exchange Stock is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation thereof (in the case of mutilation), or in lieu of and substitution therefor, a new certificate or instrument, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction. The applicant for a new certificate or instrument under such circumstances shall also pay any reasonable third-party costs (including customary indemnity) associated with the issuance of such replacement Exchange Stock.
8.12.Remedies. In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, each of the Participating Lenders and the Company will be entitled to specific performance under the Transaction Documents. The parties hereto agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations contained in the Transaction Documents and hereby agree to waive and not to assert in any action for specific performance of any such obligation the defense that a remedy at law would be adequate.
8.13.Payment Set Aside. To the extent that the Company makes a payment or payments to any Participating Lender pursuant to any Transaction Document or a Participating Lender

enforces or exercises its rights thereunder, and such payment or payments or the proceeds of such enforcement or exercise or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to the Company, a trustee, receiver or any other Person under any law (including, without limitation, any bankruptcy law, state or federal law, common law or equitable cause of action), then to the extent of any such restoration the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.
8.14.Independent Nature of Participating Lenders’ Obligations and Rights. The obligations of each Participating Lender under any Transaction Document are several and not joint with the obligations of any other Participating Lender, and no Participating Lender shall be responsible in any way for the performance or non-performance of the obligations of any other Participating Lender under any Transaction Document. Nothing contained herein or in any other Transaction Document, and no action taken by any Participating Lender pursuant hereto or thereto, shall be deemed to constitute the Participating Lenders as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Participating Lenders are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by the Transaction Documents. Each Participating Lender shall be entitled to independently protect and enforce its rights including, without limitation, the rights arising out of this Agreement or out of the other Transaction Documents, and it shall not be necessary for any other Participating Lender to be joined as an additional party in any Proceeding for such purpose. Each Participating Lender has been, or has had the opportunity to have been, represented by legal counsel in its review and negotiation of the Transaction Documents. The Company has elected to provide all Participating Lenders with the same terms and Transaction Documents for the convenience of the Company and not because it was required or requested to do so by any of the Participating Lenders. It is expressly understood and agreed that each provision contained in this Agreement and in each other Transaction Document is between the Company and a Participating Lender, solely, and not between the Company and the Participating Lenders collectively and not between and among the Participating Lenders.
8.15.Saturdays, Sundays, Holidays, etc.. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall not be a Business Day, then such action may be taken or such right may be exercised on the next succeeding Business Day.
8.16.Construction. The parties agree that each of them and/or their respective counsel have reviewed and had an opportunity to revise the Transaction Documents and, therefore, the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of the Transaction Documents or any amendments thereto. In addition, but without duplication of any adjustment provided for therein, each and every reference to share prices and shares of Common Stock in any Transaction Document shall be subject to adjustment for reverse and forward stock splits, stock dividends, stock combinations and other similar transactions of the Common Stock that occur after the date of this Agreement.
8.17.Survival; Indemnification; Third Party Beneficiaries. All agreements, representations, and warranties contained in this Agreement shall survive the execution and delivery of this Agreement and the Closing. Subject to the provisions of this Section 8.17, the Company will indemnify and hold each Participating Lender and its directors, officers, managers, equityholders, members, partners, employees and agents (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding a lack of such title or any other title), each Person who controls such Participating Lender (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the directors, officers, managers, equityholders, members, partners, employees or agents (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding a lack of such title or any other title) of such controlling Persons (each, a “Participating Lender Party”) harmless from any and all losses, liabilities, obligations, claims, contingencies, damages, costs and expenses, Proceedings, including all judgments, amounts paid in settlements, court costs and reasonable attorneys’ fees and costs of investigation (collectively, “Losses”) that any such Participating Lender Party may suffer or incur as a result of or relating to (a) any breach of any of the representations, warranties, covenants or agreements made by the Company in this Agreement or in the other Transaction

Documents or (b) any action instituted against the Participating Lender Parties in any capacity, or any of them or their respective Affiliates, by any shareholder of the Company who is not an Affiliate of such Participating Lender Party, with respect to any of the transactions contemplated by the Transaction Documents (unless such action is solely based upon a material breach of such Participating Lender Party’s representations, warranties or covenants under the Transaction Documents or any agreements or understandings such Participating Lender Party may have with any such shareholder or any violations by such Participating Lender Party of state or federal securities laws or any conduct by such Participating Lender Party which is finally judicially determined to constitute fraud, gross negligence or willful misconduct). If any action shall be brought against any Participating Lender Party in respect of which indemnity may be sought pursuant to this Agreement, such Participating Lender Party shall promptly notify the Company in writing, and the Company shall have the right to assume the defense thereof with counsel of its own choosing reasonably acceptable to the Participating Lender Party. Any Participating Lender Party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Participating Lender Party except to the extent that (i) the employment thereof has been specifically authorized by the Company in writing, (ii) the Company has failed after a reasonable period of time to assume such defense and to employ counsel reasonably acceptable to the Participating Lender Party or (iii) in such action there is, in the reasonable opinion of counsel, a material conflict on any material issue between the position of the Company and the position of such Participating Lender Party, in which case the Company shall be responsible for the reasonable fees and expenses of no more than one such separate counsel (plus one local counsel in each necessary jurisdiction). The Company will not be liable to any Participating Lender Party for indemnity under this Section 8.17 (x) for any settlement by a Participating Lender Party effected without the Company’s prior written consent, which shall not be unreasonably withheld or delayed or (y) to the extent, but only to the extent that a loss, claim, damage or liability is attributable to any Participating Lender Party’s breach of any of the representations, warranties, covenants or agreements made by such Participating Lender Party in this Agreement or in the other Transaction Documents. The indemnification required by this Section 8.17 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or are incurred. The indemnity agreements contained herein shall be in addition to any cause of action or similar right of any Participating Lender Party against the Company or others and any liabilities the Company may be subject to pursuant to law. Any Losses for which any Person is entitled to indemnification under this Section 8.17 shall be determined without duplication of recovery by reason of the state of facts giving rise to such Losses constituting a breach of more than one representation, warranty, covenant or agreement in this Agreement or the other Transaction Documents. No Person shall be entitled to indemnification under this Agreement for any Losses arising from a breach of any representation, warranty, covenant or agreement set forth herein or in the other Transaction Documents to the extent such Losses were already indemnified pursuant to the terms of this Agreement or the other Transaction Documents. Other than to the extent otherwise set forth in Section 8.7, this Agreement is intended for the benefit of the parties hereto, and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other Person, except the Participating Lender Parties are intended third party beneficiaries of the provisions of this Section 8.17.
8.18.WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER TRANSACTION DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 8.18.
8.19.Agent for Service of Process. The Company has appointed Corporation Service Company with offices currently at 80 State Street, Albany, NY 12207 as its authorized agent (the

“Process Agent”) upon whom all writs, process and summonses may be served in any suit, action or proceeding arising out of or based upon this Agreement which may be instituted in any state or federal court in The City of New York, Borough of Manhattan. The Company hereby represents and warrants that the Process Agent has accepted such appointment and has agreed to act as said agent for service of process, and the Company agrees to take any and all action, including the filing of any and all documents, that may be necessary to continue each such appointment in full force and effect so long as this Agreement has not been terminated. The Company agrees that the appointment of the Process Agent shall be irrevocable so long as this Agreement has not been terminated or until the irrevocable appointment by the Company of a successor agent in The City of New York, Borough of Manhattan as its authorized agent for such purpose and the acceptance of such appointment by such successor. Service of process upon the Process Agent shall be deemed, in every respect, effective service of process upon the Company.

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IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed as of the day and year first above written.
ALTISOURCE S.À R.L.
By:    /s/ William B. Shepro
Name: William B. Shepro
Title: Manager
ALTISOURCE PORTFOLIO SOLUTIONS
S.A.
By:    /s/ William B. Shepro
Name:
Title: Chairman

[Signature Page to Exchange Agreement]

[Lender signature pages on file with the Borrower]